                                                                     EXHIBIT 1.1



                                  $200,000,000


                            ALLEGIANCE TELECOM, INC.

                            [   ]% SENIOR NOTES 2008





                             UNDERWRITING AGREEMENT





[            ], 1998

[           ], 1998


Morgan Stanley  &  Co. Incorporated
Salomon Brothers Inc
Donaldson, Lufkin & Jenrette Securities Corporation
Goldman, Sachs & Co.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036


Dear Sirs and Mesdames:

                 ALLEGIANCE TELECOM, INC., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters named in
Schedule I hereto (the "UNDERWRITERS") $200,000,000 principal amount of its [ ]% Senior Notes due 2008 (the "SECURITIES") to be issued pursuant to the
provisions of an Indenture dated as of [          ], 1998 (the "INDENTURE")
between the Company and The Bank of New York (the "TRUSTEE").

                 The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Securities. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Securities is hereinafter referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

                 A portion of the net proceeds from the issuance of the Securities, sufficient to purchase a sufficient amount of Pledged Securities to provide for the first six scheduled interest payments due on the Securities, will be held by the Trustee pursuant to a collateral pledge and security agreement to be dated as of the Closing Date (as defined below) and to be substantially in the form attached hereto as Exhibit A, with such revisions as shall be reasonably satisfactory to the Underwriters and the Company (the "Pledge Agreement").

                 Pursuant to an underwriting agreement, dated the date hereof, among the Company and Morgan Stanley & Co. Incorporated, Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. and UBS Securities LLC, as representatives of the U.S. Underwriters (as defined therein), and Morgan Stanley & Co.

International Limited, Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs International and UBS Limited, as representatives of the International Underwriters (as defined therein), the Company will issue and sell an aggregate of 12,000,000 shares of its Common Stock, par value $.01 per share (the "SHARES") (the "EQUITY OFFERING").

                 1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

                 (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                 (b) (i) The Registration Statement, when it became effective, did not contain and, when amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), of the Trustee.

                 (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Schedule A to the form of opinion of Kirkland & Ellis, attached hereto as Exhibit A, sets forth each jurisdiction in which the conduct of the Company's business or its ownership or leasing of property requires it to be qualified to transact business and be in good standing.

                 (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its





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         incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. There are no active subsidiaries of the Company other than those listed on Schedule A to the form of opinion of Kirkland & Ellis, attached hereto as Exhibit B and such Schedule A sets forth each jurisdiction in which the conduct of the Company's business or its ownership or leasing of property requires any subsidiary of the Company to be qualified to transact business and be in good standing.

                 (e) This Agreement has been duly authorized, executed and delivered by the Company.

                 (f) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Pledge Agreement.

                 (g) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized and, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

                 (h) The Pledge Agreement has been duly authorized and, when executed and delivered, will be a valid and binding agreement enforceable against the Company in accordance with its terms except as
         (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
         (y) the availability of equitable remedies may be limited by equitable principles of general applicability.

                 (i) Upon the delivery to the securities intermediary of the certificates, if any, representing the Pledged Securities (as defined in the Pledge Agreement), any filing of financing statements required by the UCC (as defined in the Pledge Agreement) and notation on the records of the securities intermediary that it holds the Pledged Securities as pledgee, the pledge of and grant of a security interest in the





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
         Collateral (as defined in the Pledge Agreement) pursuant to the Pledge Agreement for the benefit of the Trustee and the holders of the Securities creates a valid and perfected first priority security interest in such Collateral, securing the payment of the Obligations (as defined in the Pledge Agreement) enforceable as such against all creditors of the Company (and any persons purporting to purchase any of the Collateral from the Company).

                 (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Pledge Agreement and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no permit, license, consent, approval, authorization or order of, or filing, declaration or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Pledge Agreement or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities. Schedule B to the form of opinion of Kirkland & Ellis, attached hereto as Exhibit A, sets forth all material agreements and instruments to which the Company or any of its subsidiaries is a party.

                 (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement). Furthermore, except in each case as described in the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) neither the Company nor any of its subsidiaries has purchased any of the Company's outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on the Company's capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long- term debt of the Company and its subsidiaries, taken as a whole.

                 (l) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the





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
         Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                 (m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or Rule 462 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                 (n) The Company is not and, after giving effect to the offering and sale of the Securities and the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                 (o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including all such laws and regulations concerning electromagnetic radio frequency emissions ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (q) Except as described in or contemplated by the Prospectus, the Company and each of its subsidiaries (i) have all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental, administrative and regulatory authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain such licenses, consents, authorizations, approvals, orders, certificates and permits or make such declarations and filings would not have a material adverse effect on the Company and its subsidiaries, taken as a whole and (ii) have not received any





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
         notice of proceedings relating to revocation or modification of any such license, consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

                 (r) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (s) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus and such other liens as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in or contemplated by the Prospectus.

                 (t) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (u) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and the





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
         Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (v) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would have a material and adverse effect on the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

                 (w) All licenses issued by the Federal Communications Commission (the "FCC Licenses") required for the operation of the business of the Company and its subsidiaries are in full force and effect and there are no pending modifications, amendments or revocation proceedings which would adversely affect the operations of the Company and its subsidiaries. All fees due and payable to governmental authorities pursuant to the rules governing FCC Licenses have been paid and no event has occurred with respect to the FCC Licenses held by the Company and its subsidiaries which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof. Each of the Company and its subsidiaries is in compliance in all material respects with the terms of the FCC Licenses, as applicable, and there is no condition, event or occurrence existing, nor is there any proceeding being conducted of which the Company has received notice, nor, to the Company's knowledge, is there any proceeding threatened, by any governmental authority, which would cause the termination, suspension, cancellation or nonrenewal of any of the FCC Licenses, or the imposition of any penalty or fine by any regulatory authority. No registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind is required by virtue of the execution and delivery of this Agreement, the Indenture, the Pledge Agreement or the Securities or of the consummation of the transactions contemplated hereby, other than as previously obtained from the FCC (a) to avoid the loss of any such license, permit, consent, concession or other authorization or any asset, property or right pursuant to the terms thereof, or the violation or breach of any applicable law thereto or (b) to enable the Company or any of its subsidiaries to hold and enjoy the same after the Closing Date (as defined herein) in the conduct of its business as conducted prior to the Closing Date.

                 (x) Each of the Company and its subsidiaries is solvent and has tangible and intangible assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has access to





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
         adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature. Neither the Company nor any of its subsidiaries is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and neither the Company nor any of its subsidiaries has any knowledge of any person contemplating the filing of any such petition against it.

                 (y) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

                 2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set
forth in Schedule I hereto opposite its name at [      ]% of their principal
amount (the "PURCHASE PRICE") plus accrued interest, if any, from [
], 1998 to the date of payment and delivery.

                 The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt of the Company or warrants to purchase debt of the Company substantially similar to the Securities, other than the sale of the Securities under this Agreement and commercial paper issued in the ordinary course of business.

                 3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement has become effective and this Agreement has been executed as in your judgment is advisable. The Company is further advised by you that the Securities are to be
offered to the public initially at [       ]% of their principal amount (the
"PUBLIC OFFERING PRICE") plus accrued interest, if any, and to certain dealers selected by you at a price that represents a concession not in excess of [
]% of the Public Offering Price, and that any Underwriter may allow, and such
dealers may reallow, a concession, not in excess of [   ]% of the Public
Offering Price, to any Underwriter or to certain other dealers.

                 4. Payment and Delivery. Payment for the Securities shall be made to the Company (which will immediately deposit a portion of the proceeds sufficient to purchase the Pledged Securities with the Trustee pursuant to the Pledge Agreement) in Federal or other funds immediately available in New York City against delivery of the Securities for the respective accounts of the several Underwriters at a closing to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 9:00 a.m., New York City
time, on [          ],





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
1998, or at such other time on the same or such other date, not later than [ ], 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

                 Certificates for the Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Securities shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor plus accrued interest, if any to the date of payment and delivery.

                 5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [ ] (New York City time) on the date hereof.

                 The several obligations of the Underwriters are subject to the following further conditions:

                 (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

                          (i)     there shall not have occurred any
                 downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                          (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

                 (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                 The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                 (c) The Underwriters shall have received on the Closing Date an opinion of Kirkland & Ellis, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B.

                 (d) The Underwriters shall have received on the Closing Date an opinion of Swidler & Berlin, Chartered, regulatory counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit C.

                 The opinions of Kirkland & Ellis and Swidler & Berlin, Chartered, shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                 (e) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to you.

                 (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                 (g) The Underwriters shall have received such other certificates and documents as they or their counsel may reasonably request.

                 The obligations of the Underwriters hereunder are also conditioned upon the concurrent closing of the Equity Offering as described in the Prospectus.

                 6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                 (a) To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a





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
         conformed copy of the Registration Statement (without exhibits thereto) and, to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                 (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                 (c) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                 (d) To use its best effort to register or qualify the Securities for offer and sale under all applicable state securities or "blue sky" laws of such jurisdictions as you shall reasonably request; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 6(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

                 (e) If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act no later than the earlier of (i) 10:00 p.m. Eastern time on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2) under the Securities Act, and shall pay the applicable fees in accordance with Rule 111 under the Securities Act.

                 (f) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Securities Act) that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                 (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the National Association of Securities Dealers, Inc.,
         (v) any fees charged by rating agencies for the rating of the Securities, (vi) the cost of preparation, issuance and delivery of the Securities, (vii) the costs and charges of the Trustee, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section,
         Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer and income taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

                 7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

                 (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                 (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 (d)      To the extent the indemnification provided for in
Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the

Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

                 (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                 (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

                 8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

                 9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                 If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                 If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                 10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 11. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                 12. Applicable Law. This Agreement shall be governed by the laws of the State of New York.

                 13. Notice. All notices and other communications under this Agreement shall be in writing, and, if sent to the Underwriters, be mailed, delivered or sent by facsimile transmission to:

                 Morgan Stanley & Co. Incorporated
                 1585 Broadway
                 New York, New York  10036
                 Attention:  High Yield New Issue Group
                 Facsimile Number:  (212) 761-0587

or, if sent to the Company, will be mailed, delivered or sent by facsimile transmission to the Company at:

                 Allegiance Telecom, Inc.
                 1950 Stemmons Frwy.
                 Dallas, Texas  75207
                 Attention:  Chief Financial Officer
                 Facsimile Number:  (214) 853-7110

                                          Very truly yours,

                                          ALLEGIANCE TELECOM, INC.


                                          By:
                                             ---------------------------------
                                             Name:
                                             Title:


Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
SALOMON BROTHERS INC
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
GOLDMAN, SACHS & CO.

Acting severally on behalf
    of themselves and the
    several Underwriters
    named herein.

By: Morgan Stanley & Co. Incorporated


By:
    ------------------------------
    Name:
    Title:

                                   SCHEDULE I

                                                                                 Principal Amount
                                                                                  of Securities
            Underwriter                                                          To Be Purchased
            -----------                                                          ----------------
Morgan Stanley & Co. Incorporated
Salomon Brothers Inc
Donaldson, Lufkin & Jenrette Securities Corporation
Goldman, Sachs & Co.



                                                                                 ------------------

                                           Total  . . . . . . . . . . . . . .           200,000,000
                                                                                 ==================

                                                                       EXHIBIT A


                           [Form of Pledge Agreement]

                                                                       EXHIBIT B


                          Opinion of Kirkland & Ellis


        [Attach opinion of Kirkland & Ellis, to be delivered pursuant to
        Section 5(c) of the Underwriting Agreement to the effect that:]

1. Each of the Company and each subsidiary of the Company listed on Schedule A attached thereto (each, a "Subsidiary") is a corporation validly existing and in good standing under the laws of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction set forth opposite its name on such Schedule A.

2. All of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable.

3. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4. The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms; and will be entitled to the benefits of the Indenture and the Pledge Agreement, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

5. The Indenture has been duly authorized, executed and delivered by, and is a valid and binding obligation of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

6. The Pledge Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) the availability of equitable remedies may be limited by equitable principles of general applicability; and upon the Closing Date, the pledge of and grant of a security interest in the Pledged Securities

         (assuming delivery thereof to the Trustee) for the benefit of the Trustee and the holders of the Notes constitutes a perfected security interest in the Pledged Securities, enforceable as against all creditors of the Company (and any persons purporting to purchase any of the Pledged Securities from the Company).

7. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture, the Pledge Agreement and the Securities, will not (i) violate the Company's Certificate of Incorporation or Bylaws or (ii) constitute a violation by the Company of any applicable provision of any law, statute or regulation (except that we express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of any indemnification or contribution provisions would be permitted) or (iii) breach, or result in a default under, any existing obligation of the Company under any of the agreements listed on Schedule B hereto (provided that we express no opinion as to compliance with any financial test or cross default provision that may be contained in any such agreement, if any).

8. The Company is not required to obtain any consent, approval, authorization or order of, or qualify with, any governmental body, court or agency for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture, the Pledge Agreement or the Securities, except for any such consent, approval, authorization or order which may be required under the so-called "Blue Sky" or securities laws of any states (as to which we express no opinion or advice).

9. To our knowledge, there is no action, suit, proceeding or investigation before or by any court or governmental agency or body, domestic or foreign, pending or threatened against, the Company or any Subsidiary that is required to be described in the Registration Statement or the Prospectus that is not so described nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

10. The Company is not, and after giving effect to the offering and sale of the Securities and the Shares and the application of the proceeds thereof as described in the Prospectus will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

11. The statements in the Prospectus under the captions "Description of the Notes," "Certain Relationships and Transactions," "Certain United States Federal Tax Consequences," "Description of Capital Stock" and "Underwriters," and Item 14 and Item 15 in the Registration Statement, in each case insofar as such statements constitute summaries of the legal matters, documents and proceedings referred to therein, in all material respects fairly present the information with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

12. The terms of the Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus under the caption "Description of the Notes."

13. The authorized capital stock of the Company conforms in all material respects to the description thereof set forth in the Prospectus under the caption "Description of Capital Stock."

14. We (1) are of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (2) have no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (3) have no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus when issued contained or as of the date such opinion is issued contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         With respect to opinion (14) above, such counsel may state that its opinion and belief are based upon its participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                                                                       EXHIBIT C


                          Opinion of Swidler & Berlin

        [Attach opinion of Swidler & Berlin, to be delivered pursuant to
        Section 5(d) of the Underwriting Agreement to the effect that:]

                 (A)      (1)     the execution and delivery of the
         Underwriting Agreement, the Indenture, the Pledge Agreement and the Securities by the Company and the consummation of the transactions contemplated thereby do not violate (i) the Communications Act, (ii) any Federal Communications Law applicable to the Company and/or Subsidiaries, (iii) any State Communications Law applicable to the Company and/or Subsidiaries, and (iv) to the best of our knowledge, any decree from any court; and (2) no authorization of the FCC or any PUC that has not already been received from, or prior filing that has not already been made with, such agency is necessary for the execution and delivery of the Underwriting Agreement, the Indenture, the Pledge Agreement or the Securities by the Company and the consummation of the transactions contemplated thereby in accordance with the terms thereof, except where the failure to obtain such authorization or make such filling would not have a material adverse effect on the prospects, condition, financial or otherwise, or on the earnings, business or operations of the Company and its Subsidiaries, taken as a whole;

                 (B) to the best of our knowledge and relying on the factual representations in the Certificate: (1) each of the Company and its Subsidiaries has made all reports and filings, and paid all fees, required by the FCC and the PUCs, and has all certificates, orders, permits, licenses, authorizations, consents, and approvals of and from, and has made all filings and registrations, with the FCC and the PUCs necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus; and (2) none of the Company or any of its Subsidiaries has received any notice of proceedings relating to the violation, revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents, or approvals, or the qualification or rejection of any such filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or on the earnings, business or operations of the Company and its Subsidiaries, taken as a whole;

                 (C) to the best of our knowledge, neither the Company nor any of its subsidiaries is in violation of, or in default under, any provision of Federal Communications Law or State Communications Law, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or on the earnings, business or operations of the Company and its Subsidiaries, taken as a whole;

                 (D) to the best of our knowledge after due inquiry and relying on the factual representations of the Certificate: (i) no adverse judgment, decree or order of the FCC or any PUC has been issued against the Company or any of its Subsidiaries and (ii) no litigation, proceeding (other than certification applications initiated by the Company or its Subsidiaries), inquiry or investigation has been commenced or threatened against the Company or any of its Subsidiaries before or by the FCC or any PUC which, if decided adversely to the Company's interest, would have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

                 (E) the statements in the Prospectus under the captions "Risk Factors -- Difficulties in Implementing Local and Enhanced Services," "Risk Factors -- Competition," "Risk Factors -- Government Regulation," "Business -- Regulation," "Business -- Market Opportunity," and "Business -- Competition," exclusive of cross references therein to other sections of the Prospectus, to the extent that they discuss international and U.S. federal, state, and local statutes, regulations and proceedings with respect to telecommunications regulatory matters, fairly summarize the matters referred to therein; and

                   (F) all of the issued shares of capital stock of each Subsidiary are owned directly of record by the Company, free and clear of all perfected liens, encumbrances, equities or claims; and to the best of our knowledge, are owned beneficially by the Company.





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